UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): January 26, 2006


                             Kinetic Concepts, Inc.
             (Exact name of registrant as specified in its charter)

        Texas                     0001-09913                   74-1891727
-------------------------   -----------------------    ------------------------
   (State or other               (Commission                 (IRS Employer
    jurisdiction                 File Number)             Identification No.)
  of incorporation)

                8023 Vantage Drive                               78230
                San Antonio, Texas
---------------------------------------------------    -------------------------
     (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (210) 524-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On January 26, 2006, Kinetic Concepts, Inc. ("KCI" or the "Company") announced that the Federal District Court for the Western District of Texas issued its ruling on the November Markman hearing in KCI's patent suit against BlueSky Medical. In its ruling, the Court construed certain terms of U.S. Patent Nos. 5,636,643 and 5,645,081. The Court's ruling is consistent with KCI's proposed construction on four of the five claim terms construed in the order. The Court construed the fifth claim term in a manner that differs from the construction proposed by each of the parties to the case. The Company also stated that it continues to believe that its case against the defendants is meritorious and that it intends to continue the vigorous prosecution of the case.

A copy of the press release announcing the ruling is attached as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release of Registrant dated January 26, 2006, entitled "Kinetic Concepts Announces Issuance of Markman Ruling in BlueSky Patent Suit".

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         KINETIC CONCEPTS, INC.



Date: January 26, 2006                   By: /s/ Martin J. Landon
                                             -----------------------
                                             Name:  Martin J. Landon
                                             Title: Vice President, Chief
                                                    Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION

99.1 Press Release of Registrant dated January 26, 2006, entitled "Kinetic Concepts Announces Issuance of Markman Ruling in BlueSky Patent Suit".